Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

KEYCORP ANNOUNCES MANDATORY CONVERSION OF 7.75% SERIES A

CONVERTIBLE PREFERRED STOCK INTO COMMON SHARES

CLEVELAND, March 9, 2017 – KeyCorp (NYSE: KEY) announced today that all of its outstanding 7.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (NYSE: KEY.G) (the “Series A Preferred Stock”) will convert into KeyCorp common shares, effective March 20, 2017 (the “Mandatory Conversion Date”).

On the Mandatory Conversion Date, holders of the Series A Preferred Stock will receive 7.0922 KeyCorp common shares for each share of Series A Preferred Stock. Cash will be paid in lieu of fractional common shares. There are currently 2,900,234 shares of Series A Preferred Stock outstanding. No action by holders of the Series A Preferred Stock is required.

KeyCorp previously announced that a dividend payment of $1.9375 per share of Series A Preferred Stock was declared by the Board of Directors on January 12, 2017, payable on March 15, 2017 to holders of record on February 28, 2017. This dividend payment will be made in the customary manner. Upon conversion, the Series A Preferred Stock will no longer be outstanding and all rights with respect to the Series A Preferred Stock will cease and terminate, except the right to receive the number of whole common shares issuable upon conversion of the Series A Preferred Stock and any required cash-in-lieu of fractional shares. Upon conversion, the Series A Preferred Stock will be delisted from trading on the New York Stock Exchange.

About KeyCorp

KeyCorp’s roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $136.5 billion at December 31, 2016.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications, and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Kelly Dillon, 216.689.3133, kelly_l_dillon@keybank.com

Media: Jack Sparks, 720.904.4554, jack_sparks@keybank.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” “estimate” and other words of similar meaning. Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2016, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.